UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 23, 2016

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a)                 Effective August 23, 2016, the Board of Directors (the “Board”) of Image Sensing Systems, Inc. (the “Company”) authorized and adopted a First Amendment to Rights Agreement (the “Amendment”) to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as rights agent, dated as of June 6, 2013 (the “Original Rights Agreement”). The Board had previously declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share, to shareholders of record at the close of business on June 17, 2013 pursuant to the Original Rights Agreement. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at an exercise price of $25.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). (The Original Rights Agreement, as amended by the Amendment, is referred to in this Current Report on Form 8-K as the “Rights Agreement.”) All capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Rights Agreement.

By adopting the Amendment, the Board is helping to preserve the value of certain deferred tax benefits of the Company, including those generated by net operating losses (collectively, the “Tax Benefits”). In general terms, it works by imposing a significant penalty upon any person or group that acquires 4.99% or more of the outstanding shares of the Company’s common stock without the approval of the Board. The Company’s ability to use these Tax Benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of securities by shareholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s securities over a rolling three-year period. The Amendment reduces the likelihood that changes in the Company's investor base have the unintended effect of limiting the Company’s use of its Tax Benefits. The Board believes it is in the best interest of the Company and its shareholders that the Company provide for the protection of the Tax Benefits by adopting the Amendment.

The Rights Agreement is intended to act as a deterrent to any Acquiring Person (as defined below). This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company's common stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The Board has established procedures to consider requests to exempt certain acquisitions of the Company's securities from the Rights Agreement if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company.

The amendments to the Original Rights Agreement effected by the Amendment include, among others, the following:

•	amendment of the threshold at which a person or group becomes an “Acquiring Person” from 20% to 4.99% of the outstanding shares of the Company’s common stock, subject to certain exceptions (including that any shareholder who, as of the time of the first public announcement of the adoption of the Amendment, beneficially owns 4.99% or more of the then-outstanding shares of common stock will not be deemed to be an “Acquiring Person” so long as such shareholder does not thereafter acquire any additional shares of Common Stock, subject to certain exceptions);
•	amendment of certain other provisions to include terms appropriate for the purpose of preserving the Tax Benefits; and
•	amendment of the exchange provision allowing the Board to extinguish the Rights by exchanging for each Right two shares of the Company’s common stock rather than one share of common stock as provided in the Original Rights Agreement.

The Company plans to submit the Amendment to the Company’s shareholders for approval at the Company’s regular meeting of shareholders to be held in 2017.

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Distribution and Transfer of Rights; Rights Certificates

Before the Distribution Date referred to below:

•	the Rights are and will be evidenced by and trade with the stock certificates for the shares of the Company’s common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate Rights certificates will be distributed;

•	stock certificates for shares of the Company’s common stock issued after the Record Date contain a legend incorporating the Rights Agreement by reference (and, for any uncertificated shares of common stock registered in book entry form, this legend is contained in a notation in book entry);

•	new Rights will accompany any new shares of the Company’s common stock issued after the Record Date; and

•	the surrender for transfer of any certificates for shares of the Company’s common stock (or the surrender for transfer of any uncertificated shares of common stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Company’s common stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the Company’s common stock. The date on which the Rights separate from the shares of the Company’s common stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Rights will separate from the shares of common stock and be evidenced by book-entry credits or by Rights certificates that the Company will cause to be mailed to all eligible holders of common stock, and any Rights held by an Acquiring Person will be void and may not be exercised.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a Preferred Share having economic and other terms similar to that of one share of the Company’s common stock. This portion of a Preferred Share is intended to give the shareholder approximately the same dividend, voting and liquidation rights as would one share of common stock and should approximate the value of one share of common stock.

More specifically, each one one-thousandth of a Preferred Share, if issued, will:

•	not be redeemable;

•	entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	entitle its holder upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

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•	have the same voting power as one share of common stock; and

•	entitle its holder to a per share payment equal to the payment made on one share of common stock, if the shares of common stock are exchanged via merger, consolidation or a similar transaction.

Consequences of a Person or Group Becoming an Acquiring Person

Definition of Acquiring Person

An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.99% or more of the Company’s common stock, other than (i) an “Exempt Person”; (ii) any shareholder that, as of the time of the first public announcement of adoption of the Amendment, beneficially owns 4.99% or more of the Company’s common stock (unless and until such person thereafter acquires any additional shares of common stock, subject to certain exceptions); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of its common stock; and (iv) certain shareholders who inadvertently buy shares in excess of 4.99% of the shares of common stock and who thereafter reduce the percentage of the shares they own below 4.99%. An Exempt Person is defined as the Company, its subsidiaries and their respective employee benefit plans; and any person that the Board has affirmatively determined, in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of the Amendment and the Original Rights Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person.

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) acquires beneficial ownership of 4.99% or more of the outstanding shares of the Company’s common stock, all holders of Rights may purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value equal to twice the Exercise Price, based on the market price of the common stock before such acquisition. However, the Rights are not exercisable following the occurrence of such an event until the Rights are no longer redeemable by the Company, as described below.

Following the occurrence of an event described in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 4.99% or more of the outstanding shares of the Company’s common stock, the Company merges into another entity, an acquiring entity merges into the Company, or the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle its holder to purchase, for the Exercise Price, a number of shares of stock of the acquiring person engaging in the transaction having a then-current market value equal to twice the Exercise Price, based on the market price of the acquiring person’s stock before such transaction.

Redemption of the Rights

The Board may redeem the Rights for $0.001 per Right (payable in cash, shares of the Company’s common stock or other consideration deemed appropriate by the Board) at any time before a person becomes an Acquiring Person. When the Board redeems the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split of its common stock.

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Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person beneficially owns 50% of the outstanding shares of the Company’s common stock, the Board may extinguish the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, by exchanging two shares of common stock or an equivalent security for each Right. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to two shares of common stock.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., Eastern time, on the date of the Company’s regular meeting of shareholders to be held in 2017 unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of common stock present in person or represented by proxy and voting on such matter at such regular meeting (or any adjournment or postponement thereof) duly held in accordance with the Company's Bylaws and applicable law; (ii) 5:00 p.m., Eastern time, on June 6, 2018 (unless such date is extended); (iii) the time at which the Rights are redeemed or exchanged under the Rights Agreement; (iv) the repeal of Section 382 of the Code or any successor statute or any other change if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits; or (v) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or before the Distribution Date. After the Distribution Date, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to shorten or lengthen any time period set forth in the Rights Agreement, or to make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Shareholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder of the Right will have no separate rights as a shareholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Company’s Preferred Shares or shares of common stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following any occurrence of an event that renders the Rights exercisable or upon any redemption of the Rights, shareholders may recognize taxable income.

The foregoing is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to full text of the Amendment attached as Exhibit 4.1 and incorporated herein by reference; the full text of the Original Rights Agreement, which was attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on June 6, 2013 and is incorporated herein by reference; and the full text of the Certificate of Designation amending the Articles of Incorporation of the Company setting forth the terms of the Preferred Shares, which was attached as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on June 6, 2013 and is incorporated herein by reference.

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Section 3 –Securities and Trading Markets

 Item 3.03. Material Modification to Rights of Security Holders.

(a) The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03(a).

Section 8 – Other Events

Item 8.01. Other Events.

On August 23, 2016, the Company issued a press release relating to the Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibits are filed with or incorporated into this Current Reports on Form 8-K:

3.1          Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Minnesota Secretary of State on June 6, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

4.1          First Amendment to Rights Agreement dated as of August 23, 2016, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, filed herewith.

4.2          Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

99.1          Press Release of Image Sensing Systems, Inc. dated August 23, 2016, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.
Date: August 23, 2016
	By	/s/ Richard A. Ehrich
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No. _______________	Description _______________
3.1	Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Minnesota Secretary of State on June 6, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

4.1	First Amendment to Rights Agreement dated as of August 23, 2016, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, filed herewith.
4.2

Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

99.1	Press Release of Image Sensing Systems, Inc. dated August 23, 2016, filed herewith.